Exhibit 10.16

RESTRICTIVE COVENANTS AGREEMENT

This Restrictive Covenants Agreement (the “Agreement”) is entered into by and between Carmell Therapeutics Corporation (the “Company”), and Randolph Hubbell (the “Employee”). This Agreement is entered into in consideration of the Employee’s employment or continued employment by the Company, the Company’s grant of access to, and the Employee’s access to, Confidential Information belonging to the Company, as defined below, and for other good and valuable consideration.

1.    Non-Competition. During the period of the Employee’s employment and for the 24-month period following the termination of the Employee’s employment with the Company for any reason (the “Restricted Period”), the Employee shall not, directly or indirectly, in any capacity (as a principal, shareholder, partner, director, officer, agent, executive, consultant, contractor, employee, lender or otherwise) perform services for, or assist in the development of any business engaged in the use of blood-based technology to stimulate tissue repair or growth after injury, disease or aging, in the United States, the United Kingdom, South Africa or the European Union. The Employee shall not be precluded from holding for passive investment of less than two percent (2%) of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or in a national market system.

2.    Non-Solicitation; Non-Hire. During the Restricted Period, the Employee agrees that the Employee shall not, directly or indirectly:

a.    encourage, induce, hire or solicit or seek to induce, hire or solicit any person engaged with the Company as an employee, agent, independent contractor or otherwise (or any such person that was so engaged during the one-year period immediately preceding such initial inducement or solicitation) (each a “Company Employee”) to end his or her engagement or employment with the Company; or

b.    whether on the Employee’s own behalf or on behalf of or in conjunction with any other person, firm, corporation or entity, (i) solicit (whether by mail, telephone, personal meeting or otherwise), encourage or induce any customer or client, vendor, supplier, or contractor of the Company to reduce or refrain from doing any business with the Company, (ii) interfere with (or attempt to interfere with) any relationship between the Company and any of its customers or clients, vendors, suppliers, or contractors (or any person or entity in respect of which the Employee is aware that the Company has approached or has made significant plans to approach as a prospective customer or client within the two year period immediately preceding Employee’s employment termination).

3.    Confidential Information. The Employee agrees that the Employee shall not use for the Employee’s own purpose or for the benefit of any person or entity other than the Company, nor shall the Employee otherwise disclose to any individual or entity at any time while the Employee is employed by the Company or thereafter, any Confidential Information of the Company unless such disclosure (a) is in connection with the Employee’s performance of duties to the Company or, with respect to the period of time following the termination of the Employee’s employment, has been authorized by the Company’s Board of Directors; or (b) is required by law, a court of competent jurisdiction or a governmental or regulatory agency. The Employee acknowledges that the Company has provided the Employee with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act of 2016: (i) the Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of Confidential Information that is made in confidence to a federal, state or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) the Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of Confidential Information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (iii) if the Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Employee may disclose the Confidential Information to the Employee’s attorney and use the Confidential Information in the court proceeding, if the Employee files any document containing the Confidential Information under seal, and does not disclose the Confidential Information, except pursuant to court order. Notwithstanding anything to the contrary in this Agreement, no provision of this Agreement shall be interpreted so as to impede the Employee (or any other individual) from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, and any agency Inspector General, or making other disclosures under the whistleblower provisions of federal law or regulation. The Employee does not need the prior authorization of the Company to make any such reports or disclosures and the Employee shall not be required to notify the Company that such reports or disclosures have been made. Notwithstanding the foregoing, the Employee is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege.

4.    Surrender of Records. The Employee agrees that the Employee shall not retain and shall promptly surrender to the Company following the Employee’s termination of employment or such earlier date requested by the Company all correspondence, memoranda, files, manuals, financial, operating or marketing records, or electronic or other media of any kind which may be in the Employee’s possession or under the Employee’s control or accessible to the Employee which contain any Confidential Information (it being understood that it shall not be a violation of this Agreement for the Employee to retain any plans or agreements related to Company equity held by the Employee or records of compensation or benefits, or benefit plan documents, programs or communications). The Employee agrees that other than in connection with the good faith performance of the Employee’s duties to the Company, the Employee will not make or retain copies of Confidential Information in any form whatsoever (including, without limitation, information contained in computer memory or stored on electronic devices, including hard drives and removable storage media, and information in online or cloud storage or backup or restoration points) and will not delete or alter any Company-related information (i.e., non-personal) contained on any Company computer or other electronic device or equipment before returning the Company computer or other electronic device or equipment to the Company.

5.    Developments Retained and Licensed. The Employee has attached hereto, as Schedule A, a list describing with particularity all developments, original works of authorship, improvements, and trade secrets that were created or owned by the Employee prior to the commencement of the Employee’s employment (collectively referred to as “Prior

Developments”), that belong solely to the Employee or belong to the Employee jointly with another, that relate in any way to any of the proposed businesses, products, or research and development of the Company, and that are not assigned to the Company hereunder, or if no such list is attached, the Employee represent that there are no such Prior Developments.

6.    Inventions and Patents. Except as developed solely in connection with a permitted outside activity (and only to the extent that such development does not use, incorporate or otherwise rely on Confidential Information), the Employee agrees that all inventions, innovations, trade secrets, patents and processes in any way relating, directly or indirectly, to the Company’s business developed by the Employee alone or in conjunction with others at any time during the Employee’s employment by the Company (“Inventions”) shall belong to the Company. The Employee will use the Employee’s best efforts to perform all actions reasonably requested by the Company to establish and confirm such ownership by the Company. The obligations to assign Inventions set forth in this Section 6 apply with respect to all Inventions (a) whether or not such Inventions are conceived, made, developed or worked on by the Employee during the Employee’s regular hours of employment with the Company; (b) whether or not the Invention was made at the suggestion of the Company; (c) whether or not the Invention was reduced to drawings, written description, documentation, models or other tangible form; and (d) whether or not the Invention is related to the general line of business engaged in by the Company, but do not apply to Inventions that (x) the Employee develops entirely on the Employee’s own time or after the date of this Agreement without using the Company’s equipment, supplies, facilities or Proprietary Information; (y) do not relate to the Company’s business, or actual or demonstrably anticipated research or development of the Company at the time of conception or reduction to practice of the Invention; and (z) do not result from and are not related to any work performed by the Employee for the Company.

7.    Definition of Confidential Information. For purposes of this Agreement, the term “Confidential Information” shall mean all information, whether in writing or other form, concerning the Company’s business, technology, business relationships or financial affairs which the Company has not released to the general public or is not generally available to or known by the public. Confidential Information also includes information received in confidence by the Company from its customers or suppliers or other third parties. Confidential Information may include, by way of example and without limitation, information about designs, drawings, models, prototypes, software designs and code, product specifications and documentation, finances, pricing, costs, customers, vendors, employees, compensation, research and development, operations, processes, manufacturing, marketing, strategies, business plans, passwords, systems and other computer information. Confidential Information shall not include any information that is or becomes generally known to the public other than through actions (directly or indirectly) of the Employee in violation of the restrictive covenants set forth in this Agreement.

8.    Arbitration. In the event of any dispute under the provisions of this Agreement (other than a dispute in which the primary relief sought is an injunction or other equitable remedy), the parties shall be required to have the dispute, controversy or claim settled by arbitration in Pittsburgh, Pennsylvania, or in another location as mutually agreed to by the parties, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (“AAA”), by one arbitrator mutually agreed upon by the parties (or, if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the AAA, then by one arbitrator having relevant experience who is chosen by the AAA). Any award or finding will be confidential, unless prohibited by applicable law. The arbitrator may not award attorneys’ fees to either party unless a statute or contract at issue specifically authorizes such an award. Any award entered by the arbitrators will be final, binding and non-appealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision will be specifically enforceable. Each party will be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys’ fees and expenses) and will share equally the fees of the arbitrator.

9.    Enforcement. The Employee stipulates that the covenants contained in this Agreement are essential for the protection of the trade secrets, confidential business and technological information, customer relationships, and competitive position of the Company; that a breach of any covenant contained in this Agreement would cause the Company irreparable damage for which damages at law would not be an adequate remedy; and that, in addition to damages and other remedies to which the Company would otherwise be entitled, it will be entitled to whatever injunctive relief is appropriate for any such breach. The parties agree that the duration and scope for which the covenants set forth in this Agreement are to be effective are reasonable and necessary to protect the legitimate business interests of the Company. In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if the Employee commits a breach of any of the provisions of this Agreement, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, including, without limitation, the right to specific performance and temporary and/or permanent injunctive relief. The term(s) of any covenant(s) in this Agreement will not run during any time in which the Employee is in violation of said covenant(s) and a court of competent jurisdiction shall have the power to enforce any term(s) from the date of the last breach up to a maximum of twenty-four (24) months. Notwithstanding the foregoing, if a restriction or any portion thereof contained in this Agreement is deemed to be unreasonable by a court of competent jurisdiction, the Employee and the Company agree that such restriction or portion thereof shall be modified in order to make it reasonable and shall be enforceable accordingly. The covenants in this Agreement shall survive the termination of this Agreement and the Employee’s termination of employment.

Name: Randolph W. Hubbell

Signature: /s/ Randolph W. Hubbell

Date: July 15, 2022

SCHEDULE A

LIST OF PRIOR DEVELOPMENTS

AND ORIGINAL WORKS OF AUTHORSHIP

EXCLUDED FROM SECTION 6

Title	Date	Identifying Number or Brief Description

☒   No Developments or Improvements

☐   Additional Sheets Attached

Print Name of Employee: Randolph W. Hubbell

Date: July 15, 2022